Exhibit 32

CCSB FINANCIAL CORP.

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

John R. Davis, President and Chief Executive Officer, and Mario Usera, Executive Vice President and Chief Financial Officer, of CCSB Financial Corp. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended March 31, 2005, and that to the best of his knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 3, 2005	/s/ John R. Davis
Date	John R. Davis
President and Chief Executive Officer

May 3, 2005	/s/ Mario Usera
Date	Mario Usera
Executive Vice President and Chief Financial Officer

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